Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Omnibus Long-Term Incentive Plan of our report dated March 18, 2020, with respect to the consolidated financial statements of Brickell Biotech, Inc., included in Brickell Biotech Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
April 27, 2020